EXHIBIT 21


                     SUBSIDIARIES OF GB&T BANCSHARES, INC.


               Subsidiary                           State of Organization
     ---------------------------------           --------------------------

     Gainesville Bank & Trust Company,                     Georgia
     Gainesville, Georgia